Exhibit 23.2

KPMG LLP One Financial Plaza 755 Main Street Hartford, CT 06103

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 29, 2023, with respect to the financial statements of Mustang Bio, Inc., incorporated herein by reference.

/s/ KPMG LLP

Hartford, Connecticut

July 31, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.